Exhiibt 21.1
Subsidiaries/Partnerships of Fair Isaac Corporation

Name of Company	Jurisdiction of Incorporation/Organization
Data Research Technologies, Inc. (1)	Minnesota
Fair Isaac Credit Services, Inc. (1)	Delaware
Fair Isaac Network, Inc. (1)	Delaware
HNC Software LLC (1)	Delaware
myFICO Consumer Services Inc.(1)	Delaware
Fair Isaac International Corporation (1)	California

Subsidiaries/Partnerships of Fair Isaac International Corporation
Dash Optimization, Inc. (2)	New Jersey
Fair Isaac Asia Pacific Corp. (3)	Delaware
Fair Isaac Brazil, LLC (3)	Delaware
Fair, Isaac do Brasil Ltda. (4)	Brazil
Fair Isaac Europe Limited (3)	England & Wales
Fair Isaac SA Limited (3)	England & Wales
Fair Isaac Hong Kong Limited (3)	Hong Kong
Fair Isaac India Software Private Limited (5)	India
Fair Isaac Sales and Services (India) Private Limited (6)	India
Fair Isaac IP Associates (6)	Bermuda Partnership
Fair Isaac International Canada Corporation (3)	California
Fair, Isaac International Mexico Corporation (3)	California
Fair Isaac Asia Holdings, Inc.(3)	Minnesota
Fair Isaac Information Technology (Beijing) Co. Ltd.(7)	China
Fair Isaac International UK Corporation (3)	California
Fair Isaac UK Holdings, Inc.(8)	Delaware
Fair Isaac UK Group Limited (9)	England & Wales
Dash Optimization Limited (10)	England & Wales
Dash Optimization Co., Ltd. (11)	Japan
London Bridge Software Holdings Limited (10)	England & Wales
London Bridge Group of North America, Inc.(12)	Delaware
Fair Isaac Software, Inc. (13)	Delaware
Fair Isaac (ASPAC) Pte. Ltd.(12)	Singapore
Fair Isaac International Limited (12)	England & Wales
Fair Isaac Services Limited (12)	England & Wales
Hatton Blue Limited (12)	England & Wales
(formerly Fair Isaac UK IP Limited)
London Bridge Software (SA) Limited (12)	England & Wales

Footnotes:

(1)	100% owned by Fair Isaac Corporation

(2)	20% owned by Fair Isaac Corporation; 80% owned by Dash Optimization, Limited

(3)	100% owned by Fair Isaac International Corporation

(4)	99% owned by Fair Isaac International Corporation and 1% owned by Fair Isaac Brazil, LLC

(5)	99.99% owned by Fair Isaac International Corporation and .01% owned by Fair Isaac Corporation

(6)	90% owned by Fair Isaac International Corporation and 10% owned by Fair Isaac Corporation

(7)	100% owned by Fair Isaac Asia Holdings, Inc.

(8)	100% owned by Fair Isaac International UK Corporation

(9)	100% owned by Fair Isaac UK Holdings, Inc.

(10)	100% owned by Fair Isaac UK Group Limited

(11)	80% owned by Dash Optimization, Ltd.

(12)	100% owned by London Bridge Software Holdings Limited

(13)	100% owned by London Bridge Group of North America, Inc.